Exhibit 32

Certification
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Howmet Aerospace Inc., a Delaware corporation (the “Company”), does hereby certify that:
The Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the “Form 10-Q”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 9, 2020	/s/ John C. Plant
John C. Plant
Executive Chairman and Co-Chief Executive Officer

Dated:	November 9, 2020	/s/ Tolga Oal
Tolga Oal
Co-Chief Executive Officer

Dated:	November 9, 2020	/s/ Ken Giacobbe
Ken Giacobbe
Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission as an exhibit to the Form 10-Q and shall not be considered filed as part of the Form 10-Q.